Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	X Chapter 11 Case No. 09-50026 (REG) (Jointly Administered) X

ORDER (A) AUTHORIZING THE GUC TRUST ADMINISTRATOR

TO LIQUIDATE NEW GM SECURITIES AND USE DIVIDEND

CASH FOR THE PURPOSES OF FUNDING ADMINISTRATIVE

AND REPORTING FEES, COSTS AND EXPENSES OF THE GUC

TRUST AND (B) EXTENDING THE DURATION OF THE GUC TRUST

Upon the motion, dated January 14, 2015 (the “Motion”)1 of Wilmington Trust Company in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [Docket No. 9836] (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”) seeking entry of an Order pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code (the “Bankruptcy Code”), Rules 6004(h) and 9006(b) of the Federal Rules of Bankruptcy Procedure, and sections 4.1 and 6.1 the GUC Trust Agreement, (A) authorizing the GUC Trust’s sale of New GM Securities and use of Dividend Cash to fund anticipated administrative and reporting fees, costs and expenses of the GUC Trust, and (B) extending the duration of the GUC Trust for an additional 12 months or through and including March 31, 2016, all as more fully described in the Motion; and any objections to the Motion having been settled, resolved, withdrawn or overruled; and this Court having determined that the relief requested in the Motion is in the best interests of the Debtors’ creditors and estates; and it further appearing that proper and adequate notice of the Motion has been given and that no other or further notice is necessary; and after due deliberation thereon, and good and sufficient cause appearing therefor:

1	Capitalized terms not defined herein shall have the meanings ascribed to them in the Motion.

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IT IS HEREBY:

ORDERED, that the relief requested in the Motion is granted to the extent provided herein; and it is further

ORDERED, that, pursuant to Section 6.1(b) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to liquidate New GM Securities and use Dividend Cash, the cash proceeds of which (net of any applicable costs, fees, expenses and taxes payable in respect thereof) shall approximate $8,331,500, to satisfy Administrative Costs estimated for the calendar year 2015, all as set forth in the 2015 Administrative Costs Budget; and it is further

ORDERED, that, pursuant to Section 6.1(c) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to liquidate New GM Securities and use Dividend Cash, the cash proceeds of which (net of any applicable costs, fees, expenses and taxes payable in respect thereof) shall approximate $3,161,000, to satisfy the Reporting Costs estimated for the calendar year 2015, all as set forth in the 2015 Reporting Costs Budget; and it is further

ORDERED, that nothing herein shall be deemed to prohibit the GUC Trust Administrator from seeking additional Court authority to liquidate New GM Securities or use Dividend Cash to fund fees, costs or expenses of the GUC Trust incurred or anticipated for the calendar year 2015 or any future year; and it is further

ORDERED, that, when liquidating the New GM Securities pursuant to this Order, the GUC Trust Administrator shall comply with the procedures set forth in the GUC Trust Agreement and shall be entitled to all protections, immunities and indemnities applicable to the GUC Trust Administrator therein; and it is further

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ORDERED, that the duration of the GUC Trust, as described in section 4.1 of the GUC Trust Agreement, is extended an additional 12 months and the GUC Trust shall remain in full force and effect through and including March 31, 2016; and it is further

ORDERED, that this Order is without prejudice to the right of the GUC Trust Administrator to seek authority to further extend or shorten the duration of the GUC Trust upon application of the GUC Trust Administrator to this Court in accordance with the GUC Trust Agreement; and it is further

ORDERED, that the terms of this Order shall supersede any inconsistent or contrary provisions contained in the GUC Trust Agreement; and it is further

ORDERED, that, notwithstanding the possible applicability of Bankruptcy Rule 6004(h) this Order shall be effective immediately upon entry; and it is further

ORDERED, that this Court shall retain jurisdiction of all matters and disputes arising in connection with or related to the interpretation or implementation of this Order, any liquidation of New GM Securities in connection herewith, or the GUC Trust Agreement.

Dated:	New York, New York

January 29, 2015

/s/ Robert E. Gerber
UNITED STATES BANKRUPTCY JUDGE

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